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                                                                Exhibit 10.3

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made by and between ZapMe! Corporation (the "Company") and Robert Stoffregen ("Employee").

         WHEREAS, Employee is employed by the Company;

         WHEREAS, the Company and Employee have entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the "Confidentiality Agreement") and an Indemnification Agreement;

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. TERMINATION. Employee's employment with the Company will terminate effective February 4, 2000.

         2.       CONSIDERATION.

                  (a) CONSULTING. The Company agrees to pay Employee a nonrefundable retainer of two thousand dollars ($2,000) per month, creditable against Employee's work as a Consultant at three hundred dollars ($300) per hour, beginning February 5, 2000 through June 25, 2000, payable to Employee in accordance with the Company's regular payroll practices.

                  (b) VESTING OF STOCK. The Company agrees that Employee will vest in an additional thirteen thousand three hundred and thirty three (13,333) shares of the Company's Common Stock on June 25, 2000 under the Stock Option Grant dated June 25, 1999. This amount of vesting stock is in addition to the thirty six thousand six hundred and sixty six (36,666) shares that Employee vested in on January 1, 2000 under the Stock Option Grant dated December 14, 1998. Employee agrees that he shall have no right to vest in any other shares under this or any other agreement with the Company.

                  (c) COMPUTER EQUIPMENT. The Company agrees that Employee may retain (i) certain computer equipment currently located at Employee's residence and (ii), as long as it does not impose an undue burden on the Company, satellite access to the ZapMe! netspace.

         3. CONFIDENTIAL INFORMATION. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

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         4.       RELEASE OF CLAIMS. Employee agrees that the foregoing
consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever releases each other their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, ET SEQ. and section 970, ET SEQ.;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

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         5.       ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney PRIOR to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         6. CIVIL CODE SECTION 1542. The parties represent that they are not aware of any claim by either of them against the other other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         7. NO PENDING OR FUTURE LAWSUITS. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         8. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon, including any penalties or assessments resulting from the allocation of the sums paid hereunder. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay, or delayed payment of, federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

         9. NO COOPERATION. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims,

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charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         10. NON-DISPARAGEMENT AND NON-DISRUPTION. Each party agrees to refrain from any disparagement, defamation, libel, slander, disruption or any other actions adverse to the interests of the other and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the other and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns. All inquiries by potential future employers of Employee will be directed to the Company 's Director of Human Resources. Upon inquiry, the Company shall disclose only Employee's last position and dates of employment.

         11. NO ADMISSION OF LIABILITY. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         12. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         13. ARBITRATION. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, including any potential claims of harassment, discrimination or wrongful termination shall be subject to binding arbitration held in Santa Clara County, California, under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280, ET seq., including section 1283.05, (the "Rules") and pursuant to California law. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.

         14. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         15. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         16. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full

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force and effect without said provision.

         17. ENTIRE AGREEMENT. This Agreement, the Consulting Agreement dated February 3, 2000, and the Indemnification Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

         18. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and the President of the Company.

         19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

         20. EFFECTIVE DATE. This Agreement is effective seven days after it has been signed by both Parties.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         22. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                  ZAPME! CORPORATION

Dated:  February 3, 2000          By
                                    -------------------------------------------

                                       Rick Inatome
                                       Chief Executive Officer

                                  ROBERT STOFFREGEN, an individual

Dated:  February 3, 2000
                                  ---------------------------------------------
                                       Robert Stoffregen


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